Exhibit 99.1

SCM Microsystems Announces Select Preliminary
Fourth Quarter and Fiscal 2004 Results

          FREMONT, Calif., Feb. 24 /PRNewswire-FirstCall/ -- SCM Microsystems, Inc. (Nasdaq: SCMM; Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced select preliminary, unaudited results for its fourth quarter and fiscal year ended December 31, 2004.  These preliminary results are subject to finalization pending the completion of management’s review of the Company’s accounts and the annual audit of its financial statements by its independent public accounting firm. The Company expects to report final results for the fourth quarter and year ended December 31, 2004 with the filing of its Annual Report on 10-K for the year ended December 31, 2004.

          Based upon preliminary, unaudited information, SCM expects to report revenues from continuing operations of $13.4 million for the fourth quarter of 2004, above previously communicated guidance of $8 million to $11 million. For the full fiscal year ended December 31, 2004, the Company expects to report revenues from continuing operations of $49.1 million, compared with revenues of $66.5 million for the fiscal year ended December 31, 2003.

          The Company further expects to report gross margin from continuing operations in the fourth quarter of 2004 of 35%, which includes the write-down of approximately $1.4 million in inventory, primarily for the Company’s digital TV and smart card reader products.

          As reported under U.S. GAAP, operating expenses for continuing operations in the fourth quarter of 2004 are expected to be in a range of $7.2 million to $7.7 million, including amortization of intangible assets and restructuring and other charges between $0.1 million and $0.5 million. Loss from operations for the fourth quarter of 2004 is expected to be between $(2.6) million and $(3.0) million, including the range of amortization of intangible assets and restructuring and other charges noted above.  This compares with loss from operations for the fourth quarter of 2003 of $(6.0) million as reported under U.S. GAAP, including amortization of intangible assets and restructuring and other charges of $3.2 million.

          Additional Sales Information
          By product segment, expected fourth quarter 2004 revenues include $6.8 million from sales of smart card readers and other products for PC and network security, $4.7 million from sales of digital TV security modules for pay-TV broadcast decryption and $1.9 million from sales of OEM digital flash media reader technology. Strong seasonal sales of smart card readers for U.S. government security projects contributed to higher than usual revenues from this product category in the fourth quarter.

          Selected Key Balance Sheet Items at December 31, 2004
          Expected key balance sheet items at December 31, 2004 include:

*	Cash, cash equivalents and short-term investments of $46.2 million, compared with $46.8 million held at the end of the previous quarter;
*	Accounts receivable of $8.7 million; and
*	Inventories of $8.3 million.

          Management Comments
          “We are pleased with the continued progress made in the fourth quarter in reducing our expense base and the narrowing of our operational loss,” said Robert Schneider, chief executive officer of SCM Microsystems. “We executed well in a difficult market environment, helping us to exceed revenue guidance for the quarter.”

          Continued Schneider, “As we look to 2005, we expect to see new opportunities for secure access solutions, particularly where smart cards are being deployed for e-passports, health care and online banking and in expanded government security programs. We believe SCM’s market strength, technology and expertise position us well to capitalize on these and other emerging markets as they grow.”

          Guidance
          For the first quarter of 2005, management estimates that revenues will be in the range of $8 million to $11 million, reflecting continued pressure on sales of digital TV products in Europe and variability in the timing of anticipated digital security projects. Gross margin is expected to be between 38% and 41%. Within this range of revenue and gross margin, SCM expects to record an operating loss in the first quarter of 2005.

          Conference Call
          SCM will hold a conference call and webcast on February 24, 2005 at 8:30 AM Eastern Time to discuss the select preliminary, unaudited results of its 2004 fourth quarter and fiscal year.  The webcast can be accessed through the Company’s investor relations site at www.scmmicro.com/ir_en/index.html.

          NOTE: The above preliminary unaudited financial results for the fourth quarter and year ended December 31, 2004 reflects continuing operations for the Company’s Security business only, as SCM sold its retail Dazzle(TM)- branded digital media and video business in July of 2003. SCM’s continuing Security business is focused on enabling secure access to digital content and services through the digital television and PC platforms. Financial results for the retail digital media and video business are being treated as discontinued operations.

          About SCM Microsystems
          SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to securely access digital content and services. The company develops, markets and sells its smart card reader technology for network and physical access and conditional access modules for secure digital TV decryption to OEM customers in the government, financial, enterprise and broadcasting markets worldwide. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

          NOTE:  This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including, for example, statements regarding our select preliminary, unaudited financial results for the fourth quarter and year ended December 31, 2004; our expectations for revenue, gross margin and operating loss for the first quarter of 2005; and our ability to capitalize on expected new emerging market opportunities for secure access solutions, are based on management’s expectations, assumptions and beliefs and are subject to risks, uncertainties and other factors, some of which are unknown to us. Our expectations, assumptions and beliefs underlying these statements may not materialize, and actual results may differ materially from those contemplated herein. Risks, uncertainties and other factors that we face include, but are not limited to: our independent public accountants have not completed their audit of our 2004 operating results and, accordingly, our actual results could vary, perhaps materially, from the select preliminary, unaudited results discussed herein; our strategy to grow revenues by participating in multiple early stage markets may not be successful; we may be not be able to effectively identify market opportunities; we may not be able to effectively develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; we may not be able to maintain or further reduce current expense levels; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all; we may be unable to compete successfully in the markets in which we participate or have targeted; and competitors could take market share from us or create pricing pressure. For a discussion of further risks, uncertainties and other factors related to our business and operating results, please refer to the reports we file with the U.S. Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and our Current Reports filed during the recent three month period. SCM Microsystems is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

          NOTE:  All trade names are trademarks or registered trademarks of their respective holders.

SOURCE  SCM Microsystems, Inc.
          -0-                                        02/24/2005
          /CONTACT:  Steve Moore, Chief Financial Officer, +1-510-360-2300, or smoore@scmmicro.com, Darby Dye, Investor Relations - US, +1-510-360-2302, or ddye@scmmicro.com, or Manfred Mueller, Investor Relations - Europe, or +49 89 9595 5140, or mmueller@scmmicro.de, all of SCM Microsystems, Inc./
          /Web site:  http://www.scmmicro.com /